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                                                                    Exhibit 99.5
                                     CONSENT

I hereby consent to the inclusion in the registration statement on Form S-1 of WPT Enterprises, Inc. (the "Company") (SEC File No. 333-114479), and in the related Prospectus, of (i) a reference naming me as a person about to become a director of the Company; and (ii) such other information regarding me as is required to be included therein under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                     By:   /s/ Mimi Rogers
                                        ----------------------------------------


                                        Mimi Rogers
                                     -------------------------------------------
                                     Printed Name of Person Signing